EXHIBIT 4.2


                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                        METRO INFORMATION SERVICES, INC.


                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS

         1.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the principal office of METRO INFORMATION SERVICES, INC. (the "Corporation") in the City of Virginia Beach, Commonwealth of Virginia, or at such place within or without the Commonwealth of Virginia as shall be set forth in the notice of annual meeting. The meeting shall be held on the second Tuesday of June of each and every year, at 2:30 p.m. or at such other date and time as is designated in the notice of annual meeting. The Secretary of the Corporation (the "Secretary") shall give the notice of annual meeting, which shall include the place, date and hour of the meeting. Such notice shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before the meeting date. If mailed, the notice shall be addressed to the shareholder at the shareholder's address as it appears on the Corporation's record of shareholders, unless the shareholder shall have filed with the Secretary a written request that notices intended for the shareholder are to be mailed to a different address. Notice of annual meetings may be waived by a shareholder by submitting a signed waiver to the Secretary either before or after the meeting, or by attendance at the meeting.

         1.2 Special Meeting. Special meetings of shareholders, other than those regulated by statute, may be called at any time by a majority of the directors or by the President of the Corporation (the "President"). The written notice of a special shareholders' meeting shall be given not less than ten (10) nor more than sixty (60) days before the date set for the meeting, and shall state the place within or without the Commonwealth of Virginia where the meeting will be held, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called. The notice shall be given to each shareholder of record in the same manner as the notice of the annual meeting. No business other than that specified in the notice shall be transacted at any such special meeting. Notice of a special shareholders' meeting may be waived by the shareholder submitting a signed waiver to the Secretary or by attendance at the meeting.

         1.3 Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at all meetings of shareholders. If a quorum does not exist, less than a quorum may adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

         1.4 Record Date. The Board of Directors (the "Board") may fix in advance the record date for the determination of which shareholders are entitled to notice of a meeting, or for any other purposes requiring such a determination. The record date may not be more than seventy (70) days before the meeting or action. A determination of which shareholders are entitled to notice of, or to vote at, a shareholders' meeting is effective for any adjournment of the shareholders' meeting, unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original shareholders' meeting. In such case, a new record date must be fixed, and notice must be given to all persons who are shareholders as of the new record date.

         1.5 Voting. A shareholder entitled to vote at a meeting may vote in person or by proxy. No proxy shall be valid after the expiration of eleven
(11) months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute and is granted by the shareholder. Except as otherwise provided by the Virginia Stock Corporation Act (the "Act") or the Articles of Incorporation of the Corporation, as they may be from time to time amended, modified, supplemented or restated (the "Articles"), every shareholder shall be entitled to one vote for each share standing in the shareholder's name in the Corporation's record of shareholders. Except as otherwise provided by these Bylaws, the Articles or the Act, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders.

         1.6 Written Authorization. A shareholder or a shareholder's duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder's duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         1.7 Electronic Authorization. The Secretary may approve procedures to enable a shareholder or a shareholder's duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         1.8 Consents. Actions required or permitted by the Act, the Articles or these Bylaws, to be taken at a shareholder meeting may be taken without a meeting if one or more written consents are signed by all the shareholders entitled to vote on the action and such consents are delivered to the Secretary.


                                   ARTICLE II

                                    DIRECTORS

         2.1 Number and Qualifications. The Board shall consist of at least one (1) member but not more than eleven (11) members as such number may be determined, from time to time, by the Board. The maximum number of directors may be increased or decreased by an amendment to the Bylaws adopted by the shareholders. Directors need not be shareholders of the Corporation.

         2.2 Manner of Election. Unless the provisions of Section 2.4 below apply, each director shall be elected by a plurality vote of the shareholders at the annual meeting of shareholders.

         2.3 Term of Office. Unless the provisions of Section 2.4 below apply, the term of office of each director shall be the longer of one (1) year from the annual meeting of the shareholders at which the director was elected and until the director's successor has been duly elected and has qualified.

         2.4 Staggered Board. Beginning with the first meeting of shareholders at which three or more directors are to be elected and thereafter so long as the Corporation has three or more directors, the members of the Board shall be divided into three classes, Class 1, Class 2 and Class 3, as nearly equal in number as possible. In that event, the terms of the directors in Class 1 shall expire at the first annual shareholders' meeting after their election, the terms of Class 2 directors shall expire at the second annual shareholders' meeting following their election and the terms of the Class 3 directors shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting after the first elections of the Class 1, Class 2 and Class 3 directors, as the case may be, directors shall be chosen for a term of three (3) years. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board as to make all classes as nearly equal in number as possible.

         2.5 Duties and Powers. The Board shall control and manage the affairs and business of the Corporation. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, but which are not inconsistent with the Act, the Articles or these Bylaws. The Board may elect a chairperson who shall preside at all meetings of the Board.

         2.6 Meetings. The Board shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders. Other regular meetings of the Board shall be held at such times as the Board may from time to time determine. Special meetings of the Board may be called by the President at any time. On the written request of any two directors, the President shall call a special meeting to be held not more than seven (7) days after the receipt of such request.

         2.7 Notice of Meetings. No notice need be given of any regular meeting of the Board. The Secretary shall serve notice of special meetings on each director in person or by certified mail, return receipt requested, addressed to the director at the director's last known post office address, or by facsimile, or personal delivery, at least twenty-four (24) hours before the date of such meeting, specifying the time and place of the meeting and the business to be transacted. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

         2.8 Place of Meeting. The Board may hold its meeting within or without the Commonwealth of Virginia, at such place as may be designated in the notice of the meeting.

         2.9 Quorum. At any meeting of the Board, the presence of a majority of the Board shall constitute a quorum for the transaction of business. Should a quorum not be present, a lesser number may adjourn the meeting to some further time, not more than seven (7) days later.

         2.10 Voting. At all meetings of the Board, each director shall have one vote irrespective of the number of shares that the director may hold. If a quorum is present for a Board meeting, the vote of a majority of the Board, except as otherwise provided by the Act or the Articles, shall be the act of the Board.

         2.11 Compensation. Each director shall be entitled to receive for attendance at each meeting of the Board, or of any duly constituted committee of the Board, such fee as is fixed by the Board.

         2.12 Vacancies. Any vacancy occurring in the Board by death, resignation or otherwise shall be filled promptly by a majority vote of the remaining directors at a special meeting which shall be called for that purpose within thirty (30) days after the occurrence of the vacancy. The director thus chosen (the "newly-elected director") shall hold office for the unexpired term of the newly-elected director's predecessor and until the election and qualification of the newly-elected director's successor.

         2.13 Resignation. Any director may resign at any time by delivering written notice to the Board, the President or the Secretary. A resignation is effective on delivery of the notice.

         2.14 Removal. Any director whose term has not expired may be removed by the shareholders only at the annual meeting of shareholders. Removal of a director by the shareholders shall require a two-thirds vote of the outstanding shares entitled to vote. The Board may remove any director at any time, provided no less than two-thirds of the Board votes in favor of the director's removal.

         2.15 Committees. At any time the number of members of the Board is three or greater, the Board may establish one or more committees and appoint members of the Board to serve on them. Each committee shall have two or more members and shall serve at the pleasure of the Board. The creation of a committee and the appointment of members to it shall be approved by a majority of all the directors in office when the action is taken or such greater number of directors if now or hereafter required by the Articles of Incorporation. The Board shall establish, from time to time, the duties and responsibilities of each committee it establishes and, to the extent permitted by law, each committee, to the extent duties and responsibilities are so delegated to it by the Board, may exercise the authority of the Board. No person who is not a member of the Board shall serve on any committee. The provisions of Sections 2.6, 2.7, 2.8, 2.9 and 2.10, which govern meetings, notice of meetings, place of meeting, quorum and voting of the Board shall apply to meetings of committees.


                                   ARTICLE III

                                    OFFICERS

         3.1 Officers and Qualifications. The officers of the Corporation shall consist of a President and a Secretary. Other officers of the Corporation may include one (1) or more Vice Presidents, a Treasurer, one (1) or more assistant secretaries, and such other officers as the Board may appoint. Vice Presidents may be classified by the Board as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents - Business Development, Vice Presidents, Assistant Vice Presidents or any other designation as the Board shall determine. The same individual may simultaneously hold more than one (1) office.

         3.2 Election. All officers of the Corporation shall be elected either annually by the Board at its meeting held immediately after the annual meeting of shareholders or at a meeting of the Board specially called for that purpose.

         3.3 Term of Office. All officers shall hold office until their successors have been duly elected and qualified, or until removed as provided herein.

         3.4 Removal of Officers. Any officer may be removed with or without cause by the vote of a majority of the Board.

         3.5 Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board.


                                    PRESIDENT
                                    ---------

                  A. The President shall preside at all meetings of the Board, unless the Board has elected a Chairperson, and at all meetings of the shareholders.

                  B. The President shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the Corporation.

                  C. The President shall cause to be called regular and special meetings of the shareholders and directors as required by the Act and these Bylaws.

                  D. The President shall, subject to the approval of the Board, appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers.

                  E. The President has authority to sign and execute, in the name of the Corporation, all contracts, and all notes, drafts, or other orders for the payment of money.

                  F. The President shall sign all certificates representing shares.

                  G. The President shall cause all books, reports, statements and certificates to be properly kept and filed as required by the Act.

                  H. The President shall enforce these Bylaws and perform all duties incident to the President's office as required by the Act. Generally, he shall supervise and control the business and affairs of the Corporation.

                  I. The President shall, in the absence of any officer, perform any absent officer's duties as set forth in these Bylaws.


                                 VICE PRESIDENT
                                 --------------

         Vice Presidents shall perform such duties and functions as the Board may, from time to time, prescribe. Unless otherwise determined by the Board, during the absence or incapacity of the President, Vice Presidents in the following order: Executive Vice President, Senior Vice President, Vice President
- Business Development, Vice President and Assistant Vice President, shall perform the duties of the President. When acting on behalf of the President, such Vice President shall have all of the powers and be subject to all of the responsibilities of the office of President.

                                    SECRETARY
                                    ---------

                  A. The Secretary shall keep the minutes of the meetings of the Board and of the shareholders in appropriate books. The Secretary shall also keep a record of all actions taken, with or without a meeting, by the shareholders, Board or any committee of the Board.

                  B. The Secretary shall attend to the giving of notice of special meetings of the Board and of all the meetings of the shareholders of the Corporation.

                  C. The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

                  D. The Secretary shall keep a record of the shareholders containing the names of all shareholders, their places of residence, the number and class of shares held by each and the dates when each shareholder became an owner of record. The Secretary shall keep a record of all written communications to shareholders generally within the past three (3) years.

                  E. The Secretary shall keep all records open for inspection, daily during the usual business hours, within the limits prescribed by the Act. At the request of the person entitled to an inspection thereof, the Secretary shall prepare and make available a current list of the officers and directors of the Corporation and their business addresses.

                  F. The Secretary shall sign all certificates representing shares and affix the corporate seal.

                  G. The Secretary shall attend to all correspondence and present to the Board at its meeting all official communications received by him.

                  H. The Secretary shall perform all the duties incident to the office of Secretary.

                                    TREASURER
                                    ---------

                  A. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board may designate.

                  B. The Treasurer has authority to make, sign, and endorse, in the name of the Corporation, all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board.

                  C. The Treasurer shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director on application at the office of the Corporation during business hours.

                  D. The Treasurer shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board and at such other times as shall be required of him, and the Treasurer shall make a full financial report at the annual meeting of the shareholders.

                  E. The Treasurer shall further perform all duties incident to the office of Treasurer of the Corporation.

                  F. If required by the Board, the Treasurer shall give such bond as it shall determine appropriate for the faithful performance of the Treasurer's duties.

                                 OTHER OFFICERS

         Other officers shall perform such duties and have such powers as may be assigned to them by the Board.

         3.6 Vacancies. All vacancies in any officer's office shall be filled promptly by the Board, either at regular meetings or at a meeting specially called for that purpose.

         3.7 Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the Board.

         3.8 Reimbursement of Compensation of Officers. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, rent or entertainment expense incurred by the officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from the officer's future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE IV

                                      SEAL

         The seal of the Corporation shall be as follows:




                                    ARTICLE V

                                     SHARES

         5.1 Certificates. The shares of the Corporation shall be represented by certificates prepared by the Board and signed by (or facsimile signature thereof) the President and the Secretary and sealed with the seal of the Corporation. The certificates shall be numbered consecutively and in the order in which they are issued, and a record shall be maintained of the name of the person to whom the shares represented by each such certificate is issued, and the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented, the date of issue and the par value (if any) of such shares.

         5.2 Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board may determine. If default shall be made in the payment of any installment as required by such resolution, the Board may, in the manner prescribed by the Act, declare the shares and all previous payments thereon forfeited for the use of the Corporation.

         5.3 Transfer of Shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation and by the registered owner, or by the registered owner's duly authorized attorney, on surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled to receive such shares.

         5.4 Return Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Cancelled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.


                                   ARTICLE VI

                                  DISTRIBUTIONS

         The Board, at any regular or special meeting, may authorize and make distributions to its shareholders; provided, however, no distribution may be made to the extent not permitted by the Act.


                                   ARTICLE VII

                               BILLS, NOTES, ETC.

         All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the President, Treasurer or Secretary, or by such officer or officers as the Board shall from time to time by resolution direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt of liability in the name and on behalf of the Corporation, except as herein expressly prescribed and provided.


                                  ARTICLE VIII

                                     OFFICES

         The principal office of the Corporation shall be located in the City of Virginia Beach, Commonwealth of Virginia. The Board may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the state as the business of the Corporation may require.

                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be altered, amended, repealed or added to by the affirmative vote of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at the shareholder's last known post office address at least ten (10) days before the date of such annual or special meeting. The notice shall state the alterations, amendments, additions or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended or repealed, or new Bylaws adopted by a majority of the entire Board at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may be altered, amended or repealed by the shareholders.


                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever, under the provisions of these Bylaws or the Act, any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice waives the notice requirement in a signed writing delivered to the Secretary.


                                   ARTICLE XI

                           CONTROL SHARE ACQUISITIONS

         Article 14.1 of the Act, governing control share acquisitions, shall not apply to acquisitions of shares of the Corporation.


         I hereby certify that this is a true and correct copy of the Bylaws of METRO INFORMATION SERVICES, INC. adopted by the Board on the 19th day of August, 2001.

                                           METRO INFORMATION SERVICES, INC.



                                           By: /s/ Robert J. Eveleigh
                                               ---------------------------------
                                                         Secretary